FORM OF POSITIVEID CORPORATION

SERIES II PREFERRED STOCK AWARD AGREEMENT

This SERIES II PREFERRED STOCK AWARD AGREEMENT (the “Agreement”) is made as of August 11, 2016 (the “Grant Date”), between PositiveID Corporation, a Delaware corporation (the “Company”), and [  ] (the “Grantee”).

Background Information

A. The Board of Directors has granted to the Grantee an award of Series II Preferred Stock, par value $0.01 per share (the “Series II Preferred Stock”), of the Company (the “Award”).

B. The Company and the Grantee are entering into this Agreement in order to evidence the Award, which shall be governed in all respects by the terms and provisions hereof.

C. The Grantee desires to accept the Award grant and agrees to be bound by the terms and conditions of this Agreement.

Agreement

1. Preferred Stock. Subject to the terms and conditions provided in this Agreement, the Company hereby grants to the Grantee [ ] shares of Series II Preferred Stock (the “Preferred Stock”) as of the Grant Date. Per the Certificate of Designations of Preferences, Rights and Limitations of the Series II Convertible Preferred Stock (“Certificate of Designations”), the Preferred Stock conversion price is a price per share of Common Stock equal to 100% of the lowest daily volume weighted average price of the Common Stock during the subsequent 12 months following the Grant Date (the “Conversion Price”). The extent to which the Grantee’s rights and interest in the Preferred Stock becomes vested and non-forfeitable shall be determined in accordance with the provisions of Sections 2 and 3 of this Agreement.

2. Except as may be otherwise provided in Section 3 of this Agreement, the vesting and conversion of the Grantee’s rights and interest in the Series II Preferred Stock shall be determined in accordance with this Section 2.

(a) Vesting. The Grantee’s rights and interest in [ ] shares of the Preferred Stock shall become fully vested and non-forfeitable and shall cease being restricted on January 1, 2019, provided that (1) the Company does not terminate the employment of the Grantee for cause prior to January 1, 2019, with said cause being defined as a conviction of a felony or Grantee’s being prevented from providing services hereunder as a result of Grantee’s violation of any law, regulation and/or rule.

(b) Conversion. Subject to the terms and conditions in the Certificate of Designations, any or all of the outstanding shares of Series II Preferred Stock may be converted into shares of common stock at any time or times after the issuance date, at the option of the Grantee, (i) if at the option of the Grantee, by delivery of a written notice to the Company, of the Grantee’s election to convert Series II Preferred Stock and the number of shares of Series II Preferred Stock which such Grantee is electing to convert, or (ii) at the option of the Company, if and only if the closing price of the common stock exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, by delivery of a written notice to the Grantee, stating the Company’s election to convert Series II Preferred Stock and the number of such Grantee’s shares of Series II Preferred Stock to be converted.

3. Change in Control. In the event of a Change in Control (as defined below), Preferred Stock that is not yet vested on the date such Change in Control is determined to have occurred shall become fully vested on the date such Change in Control is determined to have occurred. A “Change in Control” means the happening of any of the following: (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) (other than any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled generally to vote in the election of the Board of Directors (other than the occurrence of any contingency); (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, which is consummated, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the effective date of a complete liquidation of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, which in both cases are approved by the stockholders of the Company as may be required by law.

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4. Restrictions on Transfer; Legending of Shares. Until such time as any share of Preferred Stock becomes vested pursuant to Section 2 or Section 3 of this Agreement, the Grantee shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of the Preferred Stock, whether outright or as security, with or without consideration, voluntary or involuntary. Any transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void. The certificate evidencing the Preferred Stock shall contain a legend in substantially the following form:

“The shares evidenced by this certificate are subject to restrictions on transfer set forth in the Series II Preferred Stock Award Agreement, dated August 11, 2016, between PositiveID Corporation (the “Company”) and [ ] a copy of which may be obtained from the Company at its principal executive offices.”

“The shares of Preferred stock of the Company represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement covering such shares under that Act and any applicable state securities laws, unless, in the opinion of counsel satisfactory to the Company, an exemption from registration thereunder is available.”

5. Forfeiture. The Grantee shall forfeit all of his rights and interest in the Preferred Stock if the Grantee is terminated for cause, as defined in 2 above. In the event the Grantee’s employment is terminated for any other reason, the Preferred Stock will continue to vest in accordance with Section 2 and/or Section 3 of this Agreement.

6. Shares Held by Custodian; Rights to Dividends and Voting Rights. The Grantee hereby authorizes and directs, at the Grantee’s option, the Company to deliver any share certificate issued by the Company to evidence the award of Preferred Stock to the Secretary of the Company or such other officer of the Company (other than the Grantee) as may be designated by the Company’s Board of Directors or the Compensation Committee of such Board (the “Share Custodian”) to be held by the Share Custodian until the Preferred Stock becomes fully vested in accordance with Section 2 or Section 3 of this Agreement. When the Preferred Stock becomes vested, the Share Custodian shall deliver to the Grantee (or his beneficiary in the event of death) a certificate representing the vested Preferred Stock (which then will be unrestricted) and may delete the first paragraph of the legend set forth in Section 4 above. The Grantee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Grantee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Preferred Stock to the Company, or to transfer the Preferred Stock to the Grantee on an unrestricted basis upon vesting, pursuant to this Agreement, in the name, place, and stead of the Grantee. The term of such appointment shall commence on the Grant Date and shall continue until the Preferred Stock becomes vested or is forfeited. During the period that the Share Custodian holds the shares of Preferred Stock subject to this Section 6, the Grantee shall be entitled to all rights applicable to shares of Series II Preferred Stock of the Company not so held, including the right to vote and receive dividends, but provided, however, in the event of (i) any change in the Series II Preferred Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or (ii) any distribution of Series II Preferred Stock or other securities of the Company in respect of such shares of Series II Preferred Stock, the Grantee agrees that any certificate representing shares of such additional Series II Preferred Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially received hereunder.

7. Tax Consequences. Upon the occurrence of a vesting event specified in Section 2 or Section 3 above, the Grantee is responsible for all federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the vesting of the Preferred Stock.

The Grantee understands that the Grantee may elect to be taxed at the Grant Date rather than when the Preferred Stock becomes vested by filing with the Internal Revenue Service an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), within thirty (30) days from the Grant Date. The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s responsibility, to timely file the Code section 83(b) election with the Internal Revenue Service if the Grantee intends to make such an election. Grantee agrees to provide written notification to the Company if the Grantee files a Code section 83(b) election.

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8. No Effect on Employment. Nothing in this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee or this Agreement.

9. Governing Laws. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, without regard to any applicable conflicts of law. By accepting this Award, the Grantee irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Florida or of the United States of America, in each case located in Palm Beach County, Florida, for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts). The Grantee also irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of or related to this Award in the courts of the State of Florida or of the United States of America, in each case located in Palm Beach County, Florida, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

10. Successors. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.

11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:

PositiveID Corporation
1690 South Congress Avenue, Suite 201
Delray Beach, Florida 33445

If to Grantee:
_____________________
_____________________
_____________________

13. Entire Agreement. This Agreement expresses the entire understanding and agreement of the parties hereto with respect to the terms and conditions of this Award.

14. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

15. Additional Acknowledgements. By their signatures below (including electronic signatures), the Grantee and the Company agree that the Preferred Stock is granted under and governed by the terms and conditions of this Agreement. Grantee has reviewed the terms of this Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Company’s Board of Directors upon any questions relating to this Agreement.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date set forth above.

POSITIVEID CORPORATION

By:

GRANTEE:

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